HF Enterprises Inc. Announces Closing of Initial Public Offering

Bethesda, MD, November 27, 2020 – HF Enterprises Inc. (NASDAQ: HFEN) (the "Company"), a diversified holding company principally engaged through its subsidiaries in property development, digital transformation technology and biohealth activities, today announced the closing of its initial public offering of 2,160,000 shares of its common stock at a public offering price of $7.00 per share. The gross proceeds from the Company’s initial public offering were approximately $15.1 million, before deducting offering expenses.

Aegis Capital Corp. acted as lead book-running manager for the offering.

WestPark Capital, Inc. acted as Co-manager.

A registration statement relating to the shares of common stock sold in this offering was declared effective by the Securities and Exchange Commission (the "SEC") on November 12, 2020. The offering was made only by means of a prospectus. Copies of the final prospectus may be obtained on the SEC's website, www.sec.gov, or by contacting Aegis Capital Corp., Attention: Syndicate Department, 810 7th Avenue, 18th Floor, New York, NY 10019, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About HF Enterprises Inc.

HF Enterprises Inc. is a diversified holding company principally engaged through its subsidiaries in property development, digital transformation technology and biohealth activities with operations in the United States, Singapore, Hong Kong, Australia and South Korea. The Company manages its three principal businesses primarily through its subsidiary, Alset International Limited (formerly known as "Singapore eDevelopment Limited"), a public company traded on the Singapore Stock Exchange. Through this subsidiary (and indirectly, through other public and private U.S. and Asian subsidiaries), the Company is actively developing two significant real estate projects near Houston, Texas and in Frederick, Maryland in the property development segment. The Company has designed applications for enterprise messaging and e-commerce software platforms in the United States and Asia in the digital transformation technology business unit. The Company's recent foray into the biohealth segment primarily includes research to treat neurological and immune-related diseases, nutritional chemistry to create a natural sugar alternative, research regarding innovative products to slow the spread of disease, and certain natural foods and supplements.

Investor Contact:

Dave Gentry, CEO

RedChip Companies Inc.

407-491-4498

Dave@redchip.com

Forward-Looking Statement Disclaimer

Statements in this press release contain "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will" "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on HF Enterprises Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and HF Enterprises Inc. undertakes no duty to update such information except as required under applicable law.